UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2008

Pyramid Breweries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

91 S. Royal Brougham Way, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-682-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(1) Effective April 1, 2008, Paul Curhan was appointed Vice President of Marketing and Brand Development of Pyramid Breweries Inc. (the "Company").

(2) Mr. Curhan, age 45, has over 18 years in consumer and retail marketing. Mr. Curhan was previously the Vice President of Marketing at Taco Del Mar since 2006. Prior to that, Mr. Curhan was our Senior Director of Marketing from 2004 to 2006. He was the Senior Vice President of Marketing at X10 Wireless Technology from 2003 to 2004. Mr. Curhan has held leadership marketing positions at Tully’s Coffee, Starbuck’s Coffee Company, Amazon.com, Procter & Gamble and Haagen-Dazs. Mr. Curhan holds a Masters degree of Business Administration from the University of Michigan.

(3) As approved by the Compensation Committee, the Board entered into an employment agreement with Mr. Curhan under which Mr. Curhan will receive an annual base salary of $150,000, and:

• will receive annual grants of restricted stock awards as follows: (i) stock awards or stock units for 20,000 shares on January 1, 2009 and subject to forfeiture, the restrictions of which will lapse in 20% installments beginning on January 1, 2010 and on the next four anniversaries of that date and (ii) annual stock awards or stock units for an additional 4,000 shares if certain corporate performance goals are met which will be awarded upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and each of the next four anniversaries of that date;

• will receive effective December 1, 2008 an option grant to purchase 90,000 shares of the Company’s common stock that will vest over four years; 25% on December 1, 2009, and the remaining vesting monthly in 1/36th increments following December 1, 2009;

• will be eligible to participate in the Company’s Officer Incentive Compensation Plan;

• will be eligible to participate in the Company’s health and welfare and other employee benefit and other compensation plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements; and

• will be entitled to receive, if Mr. Curhan’s employment is terminated without cause after September 1, 2008, severance benefits of continued salary and continued health benefits for a six-month period following termination of employment, which is reduced to a four-month period if termination occurs prior to September 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Breweries Inc.

April 4, 2008	By:	/s/ Scott S. Barnum

Name: Scott S. Barnum
Title: President and Chief Executive Officer